UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2006, UIL Holdings entered into a Separation and Release Agreement (Separation Agreement) with Mr. Louis J. Paglia effectively terminating Mr. Paglia’s employment as of March 31, 2006. The Separation Agreement defines with greater specificity the payments and benefits to be provided to Mr. Paglia and replaces those related provisions in Mr. Paglia’s existing employment agreement dated November 8, 2004. The Separation Agreement provides that Mr. Paglia is being terminated without cause, and shall receive, 1) a payment of $12,921 representing all accumulated unused vacation due to Mr. Paglia in accordance with UIL Holdings’ existing vacation pay policies and practices, 2) a lump sum payment of $62,890 representing the present lump sum value of supplemental retirement benefits calculated as of December 31, 2004 and paid as of December 31, 2005, 3) commencing on the first day of the seventh month following his termination of employment, a severance benefit of $916,200, with $458,100 paid out in a lump sum upon such date and the remaining $458,100 being paid out ratably over a 12 month period beginning on such date, 4) a cash bonus of $328,351, and 5) an incentive compensation payment of $975,000 related to strategic objectives achieved.

Additionally, the Separation Agreement provides that, 1) Mr. Paglia shall be entitled to exercise his non-qualified stock options that are vested and exercisable as of his termination of employment for a five month period following his termination of employment. Mr. Paglia shall forfeit any options or other equity awards not yet vested as of his termination of employment, and shall receive no value for any options for which the exercise price is below the current fair market value whether or not vested, 2) Mr. Paglia shall not be considered to be vested in, and consequently shall forfeit, any entitlement to payment under the terms of the UIL Holdings Corporation Performance Share Agreement for Annual Performance Shares and TSR Performance Shares.

The Separation Agreement also provides that Mr. Paglia will be entitled to continued participation in the medical and dental plans in which he was a participant at the time of his termination through March 31, 2008.

Receipt of the payments and benefits under his Separation Agreement are conditioned upon Mr. Paglia’s executing a release of claims with respect to UIL Holdings and its affiliates and on Mr. Paglia’s compliance with the non-competition provisions of his Employment Agreement. A copy of Mr. Paglia’s Separation Agreement is attached hereto as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits - The following exhibit is filed as part of this report:

10.1	Copy of Separation and Release Agreement, dated April 10, 2006, among UIL Holdings Corporation and Louis J. Paglia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 04/13/06	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Copy of Separation and Release Agreement, dated April 10, 2006, among UIL Holdings Corporation and Louis J. Paglia.